UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Coca-Cola SPA (as defined below) and pursuant to the pre-emptive rights of Luigi Lavazza S.p.A., an Italian corporation (“Lavazza”), set forth in Section 10.3 of the Common Stock Purchase Agreement dated August 10, 2010 between Keurig Green Mountain, Inc., a Delaware corporation (formerly Green Mountain Coffee Roasters, Inc.) (the “Company”), and Lavazza, as amended and in effect from time to time (the “Lavazza Agreement”), Lavazza has agreed to purchase 1,407,000 shares of common stock, par value $0.10 per share (“Common Stock”) of the Company (the “Shares”) at a purchase price per Share equal to $74.98 (the “Lavazza Price Per Share”).  The Shares will be acquired pursuant to the Common Stock Purchase Agreement (the “SPA”) entered into by and between the Company and Lavazza on March 28, 2014, which provides that the Shares will be deemed to be “Additional Shares” as such term is defined in the Lavazza Agreement.  The Lavazza Price Per Share is equal to the price per share of the 16,684,139 shares of Common Stock acquired on February 27, 2014 by Atlantic Industries, a company incorporated under the Cayman Islands and a wholly owned subsidiary of The Coca-Cola Company, a Delaware corporation, pursuant to the previously disclosed terms of that certain Common Stock Purchase Agreement dated as of February 5, 2014 by and between the Company and Atlantic Industries (the “Coca-Cola SPA”).  The aggregate gross proceeds from the sale of the Shares is expected to be approximately $105.5 million.  The closing of the issuance of the Shares is subject to customary closing conditions, including relevant regulatory approvals.

The description of the SPA above is qualified in its entirety by reference to the full text of the SPA filed as Exhibit 10.1 hereto, which is incorporated herein by reference.  The SPA has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding its terms and conditions.  It is not intended to provide any financial or other information about the parties to the SPA or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the SPA are made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the SPA or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, and such subsequent information may not be fully reflected in public disclosures by the parties to the SPA.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference in this Item 3.02.  Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for the sale of the Shares to Lavazza is based on Section 4(a)(2) of the Securities Act.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of March 28, 2014, by and between Keurig Green Mountain, Inc. and Luigi Lavazza S.p.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer

Date: March 31, 2014

Index to Exhibits

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of March 28, 2014, by and between Keurig Green Mountain, Inc. and Luigi Lavazza S.p.A.